UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2017

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer; Appointment of New Director

On August 3, 2017, we announced the appointment of Evert B. Schimmelpennink as our President, Chief Executive Officer, and Secretary effective August 3, 2017. Patrick Lucy will continue to serve as the Company’s Chief Business Officer following the effectiveness of Mr. Schimmelpennink’s appointment.

The board of directors also appointed Mr. Schimmelpennink as a Class III director to the Company’s board of directors, effective August 3, 2017. In connection with Mr. Schimmelpennink’s appointment, the board of directors authorized an increase in the number of directors to seven with the addition of a Class III directorship. Mr. Schimmelpennink’s current term as a director will expire at the 2020 annual meeting of stockholders.

Mr. Schimmelpennink, age 45, served as the Chief Executive Officer of Alvotech, a biosimilar development company from 2015 to July 2017. From September 2015 to November 2015, Mr. Schimmelpennink served as Vice President – Global Sterile Injectables of Pfizer Inc., a pharmaceutical company. Prior to that, Mr. Schimmelpennink served as Vice President—Global Generics from 2012 to 2015 and Director of Specialty Injectable Pharma Marketing EMEA & Director of Distributor Operations EMEA from 2011 to 2012 of Hospira, Inc., a pharmaceutical company. From 2002 to 2011, Mr. Schimmelpennink held various roles at Synthon BV, a generics medicine company, including Vice President Marketing and Sales from 2008 to 2011. From 1997 to 2002 he held various roles with Numico NV, a Dutch maker of baby foods and nutritional bars and shakes, including International Product Manager from 2000 to 2002 and Researcher Product Development from 1999 to 2000. Prior to Numico, Mr. Schimmelpennink served as a vaccine technologist at the Dutch National Institute for Public Health and the Environment from 1998 to 1999. Mr. Schimmelpennink received a Masters in bioprocess engineering from the Wageningen University in the Netherlands. The board of directors believes Mr. Schimmelpennink is qualified to serve as a director because of his extensive knowledge of our industry and his prior and current experience as a senior officer of healthcare companies.

Compensation Arrangements

We entered into an executive employment agreement with Mr. Schimmelpennink dated August 3, 2017. The executive employment agreement does not have a term and may be terminated by us or Mr. Schimmelpennink at any time.

Pursuant to the executive employment agreement, Mr. Schimmelpennink will receive a base salary of $530,000 per year, less applicable withholdings, and he will be eligible to earn an annual target bonus of up to 50% of his base salary upon achievement of performance objectives to be determined by our board of directors or compensation committee of our board of directors; provided, however, that our board of directors or compensation committee of our board of directors may approve a payment in excess of the target bonus if either determines, in its sole discretion, that Mr. Schimmelpennink has achieved the related performance objective(s) above target level(s). Mr. Schimmelpennink is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other of our senior executives.

In connection with Mr. Schimmelpennink’s relocation to the San Diego Metropolitan area, Mr. Schimmelpennink will be eligible to receive reimbursement for reasonable temporary housing and travel between Chicago, Illinois and San Diego, California for up to 12 months, plus an amount equal to the full gross up for any taxable income Mr. Schimmelpennink may recognize due to this reimbursement. However, if, prior to August 3, 2018, Mr. Schimmelpennink’s employment with us terminates due to his voluntary resignation other than for “good reason” or we terminate his employment for “cause” (as such terms are defined in the executive employment agreement), Mr. Schimmelpennink will be required to repay the gross amounts of any such reimbursements paid to him.

Mr. Schimmelpennink will also be eligible to receive reimbursements for reasonable relocation expenses related to his relocation to the San Diego Metropolitan area, up to a maximum of $200,000, plus an additional amount equal to the full gross up for any taxable income Mr. Schimmelpennink may recognize due to this reimbursement. However, if either (i) Mr. Schimmelpennink has not relocated his and his family’s residence to the San Diego Metropolitan area as of the August 3, 2018 or (ii) prior to his relocation, Mr. Schimmelpennink’s employment is terminated by us for cause or by Mr. Schimmelpennink without good reason, Mr. Schimmelpennink will not be entitled to any further reimbursements and he will be required to repay the gross amounts of reimbursements already paid to him.

In addition, in connection with his employment, we have agreed to grant Mr. Schimmelpennink options to purchase 313,710 shares of our common stock pursuant to our 2016 Inducement Equity Incentive Plan and 36,290 shares of our common stock pursuant to our 2014 Equity Incentive Plan. The shares subject to each option award will be scheduled to vest as follows, subject to Mr. Schimmelpennink’s continued service through the applicable vesting date: 25% of the shares will vest on the first anniversary of the date on which Mr. Schimmelpennink commences employment with us and the balance of the shares will vest ratably over the 36 months thereafter, such that each option will be fully vested on the fourth anniversary of the date on which Mr. Schimmelpennink commences employment with us.

The executive employment agreement also provides benefits in connection with a termination of employment under specified circumstances. Under the terms of the executive employment agreement, if we terminate Mr. Schimmelpennink’s employment other than for cause, death, or disability, or Mr. Schimmelpennink terminates his employment for good reason during the period beginning six months prior to a change of control and ending twelve months after a change of control (the “Change of Control Period”), Mr. Schimmelpennink will be entitled to a receive, subject to his timely execution and non-revocation of a release of claims and his continued adherence to the nonsolicitation and nondisparagement provisions of the executive employment agreement, (i) a lump sum severance payment equal to (x) 24 months of his then-current base salary and (y) his annual bonus at the target level of achievement for the year in which the termination occurs, (ii) reimbursements for Mr. Schimmelpennink’s and his eligible dependents’ COBRA premiums for up to 24 months; and (iii) accelerated vesting as to 100% of Mr. Schimmelpennink’s then-outstanding equity awards (including that equity awards subject to performance-based vesting will be deemed achieved at 100% of target levels, unless otherwise provided in the agreement evidencing such award).

The executive employment agreement provides that if we terminate Mr. Schimmelpennink’s employment without cause or Mr. Schimmelpennink terminates his employment for good reason outside of the Change of Control Period, Mr. Schimmelpennink will be entitled to receive, subject to his timely execution and non-revocation of a release of claims and his continued adherence to the nonsolicitation and nondisparagement provisions of the executive employment agreement, (i) continuing payments of severance pay for 12 months at a rate equal to (x) the sum of 100% of his base salary rate, as then in effect, plus the sum of all performance bonuses paid to Mr. Schimmelpennink during our fiscal year immediately preceding the fiscal year in which Mr. Schimmelpennink’s termination occurs divided by (y) 12 and (ii) reimbursements for Mr. Schimmelpennink’s and his eligible dependents’ COBRA premiums for up to 12 months.

If Mr. Schimmelpennink’s employment with us is terminated due to his death or disability, then Mr. Schimmelpennink, or his estate, will receive an amount equal to a pro-rata portion of his target bonus for the year in which the termination occurs.

If any of the severance and other benefits provided for in the executive employment agreement or otherwise payable to Mr. Schimmelpennink constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then such payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to Mr. Schimmelpennink.

A copy of the press release dated August 3, 2017 announcing Mr. Schimmelpennink’s appointment as our Chief Executive Officer, President and Secretary is attached hereto as Exhibit 99.1. The summary description of Mr. Schimmelpennink’s executive employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the executive employment agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Other Matters

In addition, we have entered into our standard form of indemnification agreement with Mr. Schimmelpennink. The form indemnification agreement was filed with the Securities and Exchange Commission on June 5, 2014 as Exhibit 10.4 to our Registration Statement on Form S-1/A and is incorporated herein by reference. Mr. Schimmelpennink has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Schimmelpennink and any of our directors or executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated August 3, 2017, between the Company and Evert B. Schimmelpennink.

99.1	Press Release dated August 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: August 3, 2017	By:	/s/ Paul Wagner
Paul Wagner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated August 3, 2017, between the Company and Evert B. Schimmelpennink.

99.1	Press Release dated August 3, 2017.